Exhibit 6.10

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), is made and entered as of January 22, 2021, by and between Michael Winston (the “Stockholder”) and Jet Token, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company and certain selling shareholders desire to raise up to $25,000,000 by selling shares of Non-Voting Common Stock (as defined in the Company’s certificate of incorporation, as amended from time to time (the “Certificate of Incorporation”)) (such shares, the “Offered Shares”) pursuant to Regulation A of the Securities Act (“Reg A Offering”);

WHEREAS, up to 30% of the Offered Shares offered for sale in the Reg A Offering can be shares of Non-Voting Common Stock (as defined in the Certificate of Incorporation) held by certain stockholders of the Company;

WHEREAS, the Stockholder desires to exchange shares of its Common Stock for shares of Non-Voting Common Stock (the “Share Exchange”) in order to sell all or part of such shares of Non-Voting Common Stock in the Reg A Offering;

WHEREAS, the Company and the Stockholder intend that the Share Exchange will be treated as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended (“IRC”) for U.S. federal income tax purposes; and

WHEREAS, the parties hereto desire to make certain agreements, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1.                  Share Exchange. Subject to the terms and conditions of this Agreement, the Stockholder agrees to sell, assign, convey and transfer to the Company 6,646,667 shares of Common Stock of the Company (the “Shares”) in exchange for 6,646,667 shares of Non-Voting Common Stock (the “New Shares”).

2.                  Closing Conditions to the Obligations of the Parties Hereunder. The obligations of the Company and the Stockholder to consummate the Share Exchange contemplated by this Agreement shall be subject to the qualification of the Offering Statement for the Reg A Offering. The closing of the Share Exchange (the “Closing”) will occur immediately prior to (but subject to the) the qualification of the Offering Statement for the Reg A Offering.

3.                  Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company as of the date hereof as follows:

(a)                Ownership of Shares; Right to Assign or Transfer. Stockholder (a) holds of record and owns beneficially and has the entire right, title and interest in and to the Shares and (b) has full right, power, capacity and authority to validly sell, assign, convey and transfer such Shares to the Company. If and when transferred to the Company as provided herein, the Shares will be transferred free and clear of any mortgage, pledge, lien, encumbrance, charge or other security interest or restriction on transfer. Stockholder has not granted or agreed to grant to any other person a right, whether absolute or contingent, to purchase or acquire any of the Shares, and no person (other than the Company) has any such right.

(b)               Authority; Enforceability. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the Share Exchange. This Agreement has been duly executed and delivered by the Stockholder, and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c)                No Conflict. The execution and delivery by the Stockholder of this Agreement does not and the consummation by the Stockholder of the Share Exchange will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) in any material respects, any judgment, order, decree, statute, rule, regulation or other law applicable to the Stockholder or (ii) in any material respects, any material contract, agreement or instrument by which the Stockholder is bound, including any investment restrictions or guidelines. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Stockholder in connection with the execution and delivery by the Stockholder of this Agreement or the consummation by the Stockholder of the Share Exchange.

(d)               Access to and Evaluation of Information Concerning the Company; General Solicitation. The Stockholder has:

(i)                 sufficient knowledge, sophistication and experience in business and financial matters and similar investments so as to be capable of evaluating the merits and risks of investing in the New Shares, including the risk that the Stockholder could lose the entire value of the New Shares, and has so evaluated the merits and risks of such investment;

(ii)               become familiar with the business, financial condition and operations of the Company, has been given access to and an opportunity to examine such documents, materials and information concerning the Company as the Stockholder deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to the Stockholder's full satisfaction any and all questions regarding such information;

(iii)            made such independent investigation of the Company, its management, and related matters as the Stockholder deems to be necessary or advisable in connection with the acquisition of the New Shares, and is able to bear the economic and financial risk of purchasing the New Shares (including the risk that the Stockholder could lose the entire value of the New Shares); and

(iv)             not been offered the New Shares by any means of general solicitation or general advertising.

(e)                Accredited or Sophisticated Investor. The Stockholder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the New Shares.

(f)	Non-Reliance.

(i)                The Stockholder represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to acquire the New Shares, it being understood that information and explanations related to the terms and conditions of the New Shares and the other transaction documents shall not be considered investment advice or a recommendation to acquire the New Shares.

(ii)               The Stockholder confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Shares or (B) made any representation to the Stockholder regarding the legality of an investment in the New Shares under applicable legal investment or similar laws or regulations. In deciding to acquire the New Shares, the Stockholder is not relying on the advice or recommendations of the Company and the Stockholder has made its own independent decision that the acquisition of the New Shares is suitable and appropriate for the Stockholder.

(iii)            Other than the representations and warranties of the Company set forth in Section 5, neither the Company nor any other person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to the Stockholder by or on behalf of the Company or related to the Share Exchange, and nothing contained in any documents provided or statements made by or on behalf of the Company to the Stockholder is, or shall be relied upon as, a promise or representation by the Company or any other person that any such information is accurate or complete.

(iv)             The Stockholder specifically understands and agrees that no other stockholder has made nor will make any representation or warranty with respect to the worthiness, terms, value or any other aspect of the Company, any New Shares or the assets of the Company and it explicitly disclaims any warranty, express or implied, with respect to such matters. In addition, the Stockholder specifically acknowledges, represents and warrants that (i) it is not relying on any other stockholder for its own due diligence concerning, or evaluation of, the Company or any related transaction and (ii) that it is not relying on any other stockholder with respect to tax and other economic considerations involved in an investment in the New Shares of the Company.

4.                  Acknowledgements and Agreements of the Stockholder. The Stockholder acknowledges and agrees as follows:

(a)                No Registration. The New Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction and the acquisition of the New Shares are being made in reliance on one or more exemptions for private offerings under Section 4(a)(2) of the Securities Act and applicable securities laws. Accordingly, no sale, transfer or other disposition of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (“Transfer”) of any of the New Shares is permitted unless such Transfer is registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available.

5.                  Representations and Warranties of the Company. The Company represents and warrants to the Stockholder as of the date hereof as follows:

(a)                Organization and Standing. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, license and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement and to perform its obligations hereunder.

(b)               Authority. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Share Exchange have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c)                No Conflict. The execution and delivery by the Company of this Agreement does not and the consummation by the Company of the Share Exchange will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) the Company’s certificate of incorporation or bylaws, (ii) subject to the accuracy of the Stockholder’s representations and warranties in Section 3 of this Agreement, in any material respects, any judgment, order, decree, statute, rule, regulation or other law applicable to the Company or (iii) in any material respects, any material contract, agreement or instrument by which the Company is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Share Exchange, except such filings as have been made prior to the Closing, or such post- closing filings as may be required under Rule 506 of Regulation D of the Securities Act and applicable state securities laws.

(d)               Validity of New Shares. Prior to the Closing, the New Shares will have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued to the Stockholder free of any liens, claims or other encumbrances, except for restrictions on transfer provided for herein of under the Securities Act or other applicable securities laws.

6.                  Survival of Representations and Warranties and Acknowledgements and Agreements. All representations and warranties and acknowledgements and agreements contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the Share Exchange, regardless of any investigation made by any party or on its behalf.

7.                  Other Covenants.

(a)                Subscription Agreement. The parties hereto acknowledge and agree that the Company will have sole discretion with respect to determining whether the conditions set forth in the Reg A Offering have been satisfied or waived by the appropriate parties thereto. The Stockholder acknowledges and agrees that neither the Company nor any of its officers, directors, employees, agents, representatives or affiliates will have any liability or obligation to the Stockholder solely in such capacity resulting from or arising out of any termination of the Reg A Offering or any failure to complete the Reg A Offering or any breach of the Reg A Offering by the Company or any other party thereto.

(b)               Agreement to Cooperate; Further Assurances. The Stockholder solely in such capacity agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable and reasonably requested by the Company to consummate and make effective the Share Exchange.

(c)                Indemnification. Stockholder understands that the Company’s willingness to enter into this Agreement is based on the representations, warranties, covenants and acknowledgments set forth herein. Stockholder shall indemnify the Company from any and all claims, losses, damages and expenses (including without limitation actual attorneys’ fees and disbursements) arising out of any alleged breach of this Agreement by Stockholder or inaccuracy of any representation or warranty by Stockholder.

(d)               Tax Treatment. The Company and the Stockholder agree to use their reasonable best efforts to treat the Share Exchange in accordance with IRC Section 351 and report the transaction in a manner consistent with such treatment.

8.                  Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated on the signature pages hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8).

9.                  Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

10.                Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto without the prior written consent of the other party. Any attempted transfer or assignment in violation of this Section 10 shall be void.

11.                No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

12.                Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13.                Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.                Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

15.                Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the Share Exchange may be instituted in the federal courts of the United States of America or the courts of the State of Nevada in each case located in the city of Las Vegas and County of Clark, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16.               Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the Share Exchange.

17.                Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18.                No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement on the date first written above.

JET TOKEN, INC.

By	/s/ George Murnane
Name: George Murnane
Title: Chief Executive Officer
Address:

MICHAEL WINSTON

By	/s/ Michael Winston
Address: